UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 7, 2007

THE DIRECTV GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31945	52-1106564
(Commission File Number)	(IRS Employer Identification No.)

2230 East Imperial Highway
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 964-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

A live webcast of  the fourth quarter 2006 earnings call of The DIRECTV Group, Inc. referred to below as the Company or DIRECTV, that was scheduled to begin a 11:00 A.M. eastern standard time on February 7, 2007, was unavailable because of technical difficulties.

The following are the highlights of our 2007 financial outlook that was provided during the earnings call.  This information relates only to the operations of DIRECTV Holdings LLC and its subsidiaries, or DIRECTV U.S., and all comparisons are for full year 2007 to full year 2006.  For further details, please refer to the audio recording of the earnings call which can be currently accessed through the end of February by dialing 1-973-341-3080 followed by providing the access code when instructed of 8331424 and is expected to be available by webcast on our website at www.directv.com/investor later today through the end of April 2007.

•                  Gross and net subscriber additions are expected to be roughly flat

•                  Monthly churn for the full year is anticipated to be closer to 1.5%

•                  Subscriber acquisition costs (SAC) should be comfortably within the $650- $700 range

•                  Pre-SAC margin is expected to be relatively flat

•                  Upgrade and retention costs, excluding costs associated with MPEG-4 swaps, are expected to be relatively flat

•                  Revenue growth is anticipated to be 10% or better

•                  Average revenue per subscriber (ARPU) growth is expected to be 5% or better

•                  15% to 20% growth in operating profit before depreciation and amortization expense and cash flow before interest and taxes is anticipated

Pre-SAC margin, operating profit before depreciation and amortization and cash flow before interest and taxes are financial measures that are not determined in accordance with generally accepted accounting principals in the United States or GAAP.  Please refer to the earnings press release released February 7, 2007, a copy of which is attached as Exhibit 99.1 to this report, for a full description of these measures and a reconciliation to GAAP measures.  Also, please refer to the earnings press release for the definition of terms used in this report.

This report may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.

ITEM 9.01             Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release dated February 7, 2007, relating to the earnings of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIRECTV GROUP, INC.
(Registrant)

Date: February 7, 2007	By:	/s/ Larry D. Hunter
	Name:	Larry D. Hunter
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated February 7, 2007, relating to the earnings of the Company.